Exhibit 10.63

July 14, 2003

Mr. William R. Ringo, Jr.

Chairman and Chief Executive Officer

InterMune, Inc.

3280 Bayshore Boulevard

Brisbane, CA  94005

Dear Bill:

In connection with my resignation as an officer and employee of InterMune, Inc., you and I have agreed to confirm in writing our oral understandings as follows:

1.               My resignation as an officer and employee of InterMune became effective at the opening of business on June 30, 2003; and

2.               Notwithstanding my resignation, InterMune will be obligated to provide me with at least the compensation and benefits set forth in Section 3.3 of my Employment Agreement that are payable thereunder in the case of a termination without cause.

This letter agreement may be executed in counterparts by facsimile signature.

I understand that you have agreed to execute this letter.

Sincerely,

/s/ W. Scott Harkonen

W. Scott Harkonen

Agreed and Accepted

this 14 day of July, 2003

INTERMUNE, INC.

By:	/s/ William R. Ringo
William R. Ringo
Chairman and Chief Executive Officer